Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Akorn, Inc.
Buffalo Grove, IL
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-127794, 333-133307, 333-138681, and 333-147850), the Registration Statement on Form S-1 (No. 333-119168), and the Registration Statement on Form S-8 (Nos. 333-124190) of Akorn, Inc. of our report dated March 13, 2008, relating to the consolidated financial statements included in this Annual Report on Form 10-K for the fiscal year ended December 31, 2008.
/s/ BDO Seidman, LLP
Chicago, Illinois
March 29, 2009